UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

Roundy’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35422	27-2337996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(Address of principal executive offices, including zip code)

(414) 231-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2014, Roundy’s, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein, and the several selling stockholders named therein, for the sale in a public offering of up to 10,170,989 shares of the Company’s common stock, par value $0.01 per share, at a public offering price of $7.00 per share. Pursuant to the terms of the Underwriting Agreement, the Company issued and sold 2,948,113 shares of its common stock, and the selling stockholders sold 7,222,876 shares of the Company’s common stock, including 1,326,650 pursuant to a 30-day option granted by the selling stockholders to the underwriters pursuant to the terms of the Underwriting Agreement. The offering closed on February 12, 2014.

The Company intends to use the net proceeds for general corporate purposes, which it expects to include funding working capital and operating expenses as well as capital expenditures to build out the Chicago stores acquired from Safeway. The Company did not receive any of the proceeds from the sale of shares by the selling stockholders, including the shares sold by the selling stockholders pursuant to the underwriters’ exercise of their over-allotment option.

The public offering was made pursuant to the Company’s effective registration statement on Form S-3, as amended (Registration No. 333-192803) (the “Registration Statement”), as supplemented by a preliminary prospectus supplement dated February 3, 2014 and a final prospectus supplement dated February 6, 2014.

The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the underwriters against certain liabilities that could be incurred by them in connection with the public offering. The representations, warranties and covenants in the Underwriting Agreement are not factual information to investors about the Company. Security holders are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the actual Underwriting Agreement, which is filed as Exhibit 1.1 hereto and which is incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On February 7, 2014, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K, and on February 12, 2014, it issued a press release announcing that it had closed the public offering. Copies of each press release are attached as Exhibit 99.2 and 99.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference in their entirety.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s common stock or any other securities, and there shall not be any offer, solicitation or sale of securities mentioned in this Current Report on Form 8-K in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such any state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 6, 2014, among the Company, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, and the several selling stockholders named therein

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1)

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Company’s registration statement on Form S-3 (Registration No. 333-192803)

99.2	Roundy’s, Inc. press release dated February 7, 2014

99.3	Roundy’s, Inc. press release dated February 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROUNDY’S, INC.

Date: February 12, 2014	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Group Vice President — Legal, Risk and Treasury and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 6, 2014, among the Company, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, and the several selling stockholders named therein

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1)

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Company’s registration statement on Form S-3 (Registration No. 333-192803)

99.2	Roundy’s, Inc. press release dated February 7, 2014

99.3	Roundy’s, Inc. press release dated February 12, 2014